Exhibit 99.1

Second Quarter 2020 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Second Quarter Net Investment Income Per Share of $0.59 and NAV Per Share of $16.08; Declares a Third Quarter Base Dividend Per Share of $0.41

NEW YORK—August 4, 2020— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $39.5 million, or $0.59 per share, and net income of $95.9 million, or $1.43 per share, for the second quarter ended June 30, 2020. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 15.6% and 38.0%, respectively, and an annualized year-to-date ROE on net investment income and net income of 13.1% and 7.6%, respectively. The Company’s net investment income this quarter was supported by elevated prepayment and other fee activity in the portfolio, and the Company’s strong net income this quarter was primarily driven by unrealized gains from the impact of credit spread tightening on the valuation of the Company’s portfolio.

Reported net asset value (NAV) per share was $16.08 at June 30, 2020 as compared to reported NAV per share of $15.57 at March 31, 2020, or adjusted NAV per share of $15.07 at March 31, 2020 (which accounts for the impact of the 50 cents aggregate special dividends per share that were paid during Q2). The leading driver of this quarter’s NAV per share growth was $0.72 per share of unrealized gains from the impact of credit spread tightening on the valuation of the Company’s investments.

The Company announced that its Board of Directors has declared a third quarter 2020 base dividend of $0.41 per share for shareholders of record as of September 15, 2020, payable on October 15, 2020. No supplemental dividends were declared relating to Q2 earnings as a result of the NAV test on the Company’s dividend framework, which specifies that no supplemental dividends are declared if pro forma NAV per share (adjusted for the impact of any supplemental dividends) over the current and preceding quarter declines by more than 15 cents per share. Any downward impact to NAV per share as a result of special dividends are added back for the purposes of this NAV test.

Based on the Company’s current outlook and assuming no material declines to NAV per share as a result of exogenous events (like the market volatility observed in March), the Company would expect to resume declaring supplemental dividends on over-earnings in Q3, provided that reported NAV per share at September 30, 2020 is greater than $14.92.

Net Investment Income
Q2 2020 ($MM):	$39.5
Q2 2020 (per share):	$0.59

Net Income
Q2 2020 ($MM):	$95.9
Q2 2020 (per share):	$1.43

NAV
Q2 2020 ($MM):	$1,083
Q2 2020 (per share):	$16.08

Dividend (per share)
Q2 2020 (Base):	$0.41
LTM Q2’20 (Base):	$1.60
LTM Q2’20 (Supp/Special):	$0.64
LTM Q2’20 (Total):	$2.24

Exhibit 99.1

Portfolio and Investment Activity

For the quarter ended June 30, 2020, new investment commitments totaled $89.2 million. This compares to $134.0 million for the quarter ended March 31, 2020.

For the quarter ended June 30, 2020, the principal amount of new investments funded was $76.5 million in six new portfolio companies and six existing portfolio companies. For this period, the Company had $210.7 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2020, the principal amount of new investments funded was $80.3 million in three new portfolio companies and four existing portfolio companies. For this period, the Company had $211.9 million aggregate principal amount in exits and repayments.

As of June 30, 2020 and March 31, 2020, the Company had investments in 65 and 62 portfolio companies, respectively, with an aggregate fair value of $1,983.8 million and $2,045.6 million, respectively. As of June 30, 2020, the average investment size in each portfolio company was $30.5 million based on fair value.

As of June 30, 2020, the Company’s portfolio based on fair value consisted of 95.7% first-lien debt investments, 0.4% second-lien debt investments, 0.4% mezzanine investments, and 3.5% equity and other investments. As of March 31, 2020, the Company’s portfolio based on fair value consisted of 97.1% first-lien debt investments, 0.2% second-lien debt investments, 0.1% mezzanine investments, and 2.6% equity and other investments.

As of June 30, 2020 and March 31, 2020, approximately 96.1% and 97.3% of the portfolio was invested in secured debt, respectively.

As of June 30, 2020, 98.8% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 98.5% of these subject to a weighted average LIBOR floor of approximately 1.15%. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2020 and March 31, 2020, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.0% and 10.2%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.0% and 9.9%, respectively.

As of June 30, 2020, 99.6% of the portfolio at fair value was meeting all payment and covenant requirements. The increase in this quarter’s non-accrual status was driven by the Company’s Neiman Marcus 1st lien term loan (not ABL FILO term loan) and the residual non-DIP roll up portions of the Company’s J.C. Penney 1st lien term loan and secured notes. Given expectations for less-than-par recoveries, the Company has applied the regularly scheduled cash interest payments it received to the amortized cost of these positions, all of which were acquired at prices less than par.

Commitments
$89.2MM

Fundings / Net Fundings (Paydowns)
$76.5MM / ($134.1MM)

Average Investment Size
$30.5MM (1.5% of the portfolio at fair value)

First Lien Debt Investments (% FV)
95.7%

Secured Debt Investments (% FV)
96.1%

Floating Rate Investments (% FV)
98.8%

Weighted Average Yields
Yield at Fair Value:	10.0%
Yield at Amortized Cost:	10.0%

Exhibit 99.1

Results of Operations for the Three Months Ended June 30, 2020

Total Investment Income

For the three months ended June 30, 2020 and 2019, investment income totaled $70.3 million and $62.4 million, respectively. The increase in total investment income primarily resulted from an increase in accelerated amortization of upfront fees from unscheduled paydowns, prepayment fees and other income.

Net Expenses

Net expenses totaled $29.8 million and $30.3 million for the three months ended June 30, 2020 and 2019, respectively. The decrease in expenses was driven by lower interest expense resulting from a decrease in the average debt outstanding and a decrease in the average interest rate on debt outstanding.

Debt and Capital Resources

As of June 30, 2020, the Company had $15.9 million in cash and cash equivalents (including $12.8 million of restricted cash), total principal value of debt outstanding of $874.9 million, and $1,080.4 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.3% and 3.9% for the three months ended June 30, 2020 and March 31, 2020, respectively. At June 30, 2020, the Company’s debt to equity ratio was 0.81x, compared to 0.96x at March 31, 2020. Average debt to equity was 0.87x and 0.99x during the three months ended June 30, 2020 and March 31, 2020, respectively.

1. Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$70.3MM

Net Expenses
$29.8MM

Total Principal Debt Outstanding
$874.9MM

Debt-to-Equity Ratio
Q2 2020 Quarter End:	0.81x
Q2 2020 Average[1]:	0.87x

Exhibit 99.1

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarizes the Company’s liquidity at June 30, 2020 and changes to unfunded commitments since March 31, 2020.

Revolving Credit Facility[1]
Revolver Capacity	$1,315
Drawn on Revolver	($235)
Unrestricted Cash Balance	$3
Total Liquidity (Pre Unfunded Commitments)	$1,083
Available Unfunded Commitments	($73)
Total Liquidity (Burdened for Unfunded Commitments)	$1,010

Unfunded Commitment Activity
Unfunded Commitments (See Note 8 in 3/31/20 10-Q)	$193
Extinguished Unfunded Commitments	($46)
New Unfunded Commitments	$32
Drawdown of Unfunded Commitments	($27)
Total Unfunded Commitments	$152
Unavailable Unfunded Commitments[1]	($79)
Available Unfunded Commitments	$73

1. Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.
Note: May not sum due to rounding. As of June 30, 2020, the Company had an additional unfunded commitment of $65.0 million to fund investments to a new borrower that was not a current portfolio company as of June 30, 2020.

Funding Profile

At June 30, 2020, the Company’s funding mix was comprised of 73% unsecured and 27% secured debt. As illustrated in the charts below, the Company’s earliest debt maturity is in August 2022 at $143 million, and the weighted average remaining life of investments funded with debt was 2.2 years, compared to a weighted average remaining maturity on debt of 4.2 years.

1. Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $16.8M at 6/30/19, $15.6M at 9/30/19, $18.5M at 12/31/19, $21.4M at 3/31/20 and $19.7M at 6/30/20. Fair value hedge on interest rate swaps related to the 2024 notes total -$1.7 M at 12/31/19, $17.0M at 3/31/20 and $19.3M at 6/30/20.
2. Weighted by amortized cost of debt investments. Investments are financed by debt and permanent equity capital.  This analysis assumes longer-dated investments are currently funded by permanent equity capital (54% of investments) and the remaining (shorter-dated) investments (46% of investments) are currently funded by debt financing. Permanent equity capital is defined as 6/30/20 net assets. Excludes unfunded commitments.
3. Weighted by gross commitment amount.
Note: Numbers may not sum to 100% due to rounding.

Exhibit 99.1

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 5, 2020. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.sixthstreetspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 1749355

All callers will need to enter the Conference ID followed by the # sign and reference “Sixth Street Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 5 through August 12 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 1749355

Exhibit 99.1

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2020	March 31, 2020	June 30, 2019

Investments at Fair Value	$1,983.8	$2,045.6	$2,060.5
Total Assets	$2,018.6	$2,081.7	$2,089.7
Net Asset Value Per Share	$16.08	$15.57	$16.68
Supplemental Dividend Per Share	$0.00	$0.00	$0.04
Special Dividend Per Share (1)	$0.00	$0.50	$0.00
Pro Forma Net Asset Value Per Share (2)	$16.08	$15.07	$16.64

Investment Income	$70.3	$66.3	$62.4
Net Investment Income	$39.5	$33.7	$31.1
Net Income (Loss)	$95.9	$(53.1)	$47.8

Net Investment Income Per Share	$0.59	$0.51	$0.47
Net Realized and Unrealized Gains (and Losses) Per Share	$0.84	$(1.31)	$0.25
Net Income (Loss) Per Share	$1.43	$(0.80)	$0.72
Annualized Return on Equity (Net Investment Income)(3)	15.6%	12.0%	11.6%
Annualized Return on Equity (Net Income (Loss))(3)	38.0%	(18.9)%	17.7%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.0%	10.2%	11.2%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.0%	9.9%	11.4%
Percentage of Debt Investment Commitments at Floating Rates (4)	98.8%	99.4%	99.4%

1. Reflects special dividends that were declared in Q1 2020 and paid in Q2 2020.

2. Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings in the applicable period and/or special dividends.

3. Return on equity is calculated using prior period’s ending net asset value per share.

4. Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Exhibit 99.1

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,880,904 and $2,099,781, respectively)	$1,898,241	$2,147,876
Non-controlled, affiliated investments (amortized cost of $48,928 and $49,445, respectively)	52,536	50,136
Controlled, affiliated investments (amortized cost of $88,685 and $88,811, respectively)	33,067	47,916
Total investments at fair value (amortized cost of $2,018,517 and $2,238,037, respectively)	1,983,844	2,245,928
Cash and cash equivalents (restricted cash of $12,815 and $9,315, respectively)	15,937	14,143
Interest receivable	9,821	13,055
Prepaid expenses and other assets	8,994	7,805
Total Assets	$2,018,596	$2,280,931
Liabilities
Debt (net of deferred financing costs of $19,712 and $18,471, respectively)	$872,509	$1,094,467
Management fees payable to affiliate	7,666	8,234
Incentive fees payable to affiliate	8,372	7,161
Dividends payable	27,496	25,927
Other payables to affiliate	3,123	1,948
Other liabilities	16,829	23,897
Total Liabilities	935,995	1,161,634
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 67,638,457 and 66,613,671 shares issued, respectively; and 67,342,413 and 66,524,591 shares outstanding, respectively	676	666
Additional paid-in capital	1,024,045	1,009,270
Treasury stock at cost; 296,044 and 89,080 shares held, respectively	(4,291)	(1,359)
Distributable earnings	62,171	110,720
Total Net Assets	1,082,601	1,119,297
Total Liabilities and Net Assets	$2,018,596	$2,280,931
Net Asset Value Per Share	$16.08	$16.83

Exhibit 99.1

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$61,115	$57,632	$121,881	$104,155
Dividend income	445	—	876	—
Other income	6,439	1,940	9,227	4,018
Total investment income from non-controlled, non-affiliated investments	67,999	59,572	131,984	108,173
Investment income from non-controlled, affiliated investments:
Interest from investments	1,245	1,351	2,482	3,762
Other income	19	19	37	50
Total investment income from non-controlled, affiliated investments	1,264	1,370	2,519	3,812
Investment income from controlled, affiliated investments:
Interest from investments	971	1,481	1,998	2,920
Other income	—	4	3	8
Total investment income from controlled, affiliated investments	971	1,485	2,001	2,928
Total Investment Income	70,234	62,427	136,504	114,913
Expenses
Interest	9,851	12,724	22,760	23,094
Management fees	7,666	7,373	15,831	13,995
Incentive fees	8,372	6,606	15,513	12,256
Professional fees	1,979	1,897	3,624	3,191
Directors’ fees	195	129	423	264
Other general and administrative	1,702	1,556	3,212	3,033
Total expenses	29,765	30,285	61,363	55,833
Management and incentive fees waived	—	—	—	—
Net Expenses	29,765	30,285	61,363	55,833
Net Investment Income Before Income Taxes	40,469	32,142	75,141	59,080
Income taxes, including excise taxes	1,000	1,000	2,010	1,300
Net Investment Income	39,469	31,142	73,131	57,780
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	62,002	15,253	(30,757)	28,067
Non-controlled, affiliated investments	4,310	109	2,916	536
Controlled, affiliated investments	(1,215)	(4,299)	(14,723)	(7,966)
Translation of other assets and liabilities in foreign currencies	(8,379)	(764)	5,420	(2,196)
Interest rate swaps	516	6,124	9,698	9,443
Total net change in unrealized gains (losses)	57,234	16,423	(27,446)	27,884
Realized gains (losses):
Non-controlled, non-affiliated investments	—	276	75	455
Controlled, affiliated investments	(1,539)	—	(3,636)	570
Extinguishment of debt	739	—	739	—
Foreign currency transactions	(33)	(46)	(92)	(148)
Total net realized gains (losses)	(833)	230	(2,914)	877
Total Net Unrealized and Realized Gains (Losses)	56,401	16,653	(30,360)	28,761
Increase in Net Assets Resulting from Operations	$95,870	$47,795	$42,771	$86,541
Earnings per common share—basic and diluted	$1.43	$0.72	$0.64	$1.32
Weighted average shares of common stock outstanding—basic and diluted	66,957,883	65,982,373	66,807,081	65,789,976

Exhibit 99.1

The Company’s investment activity for quarter ended June 30, 2020 and 2019 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2020	June 30, 2019
New investment commitments:
Gross originations	$441.4	$1,495.4
Less: Syndications/sell downs	352.2	1,099.2
Total new investment commitments	$89.2	$396.2
Principal amount of investments funded:
First-lien	$62.9	$340.0
Second-lien	5.0	3.7
Mezzanine	3.8	—
Equity and other	4.8	0.3
Total	$76.5	$344.0
Principal amount of investments sold or repaid:
First-lien	$210.7	$126.8
Second-lien	—	0.8
Mezzanine	—	—
Equity and other	—	0.5
Total	$210.7	$128.1
Number of new investment commitments in new portfolio companies	6	12
Average new investment commitment amount in new portfolio companies	$9.5	$30.8
Weighted average term for new investment commitments in new portfolio companies (in years)	4.7	4.9
Percentage of new debt investment commitments at floating rates (1)	87.0%	98.0%
Percentage of new debt investment commitments at fixed rates	13.0%	2.0%
Weighted average interest rate of new investment commitments	10.2%	10.6%
Weighted average spread over LIBOR of new floating rate investment commitments (1)	9.9%	8.3%
Weighted average interest rate on investments fully sold or paid down	9.1%	11.0%

1. Includes one fixed rate investment for the three months ended June 30, 2020, for which TSLX entered into an interest rate swap agreement to swap to floating rates.

Exhibit 99.1

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with approximately $34 billion of assets under management as of March 31, 2020. For more information, visit the Company’s website at www.sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with approximately $34 billion in assets under management and committed capital as of March 31, 2020. Sixth Street operates eight diversified, collaborative investment platforms across our growth investing, adjacencies, direct lending, fundamental public strategies, infrastructure, special situations, agriculture and par liquid credit businesses. Our long-term oriented, highly flexible capital base and “One Team” cultural philosophy allow us to invest thematically across sectors, geographies and asset classes. Founded in 2009, Sixth Street has more than 275 team members including over 140 investment professionals operating from nine locations around the world. For more information, visit www.sixthstreet.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition, including expectations with respect to future dividends. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753
Sixth Street Specialty Lending
IRTSL@tssp.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@tssp.com